                                                                     EXHIBIT 4.5


         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE WARRANT AND THE SHARES OF COMMON STOCK UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM.

         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS CONTAINED IN THIS WARRANT.

                                  SPECTRX, INC.

                          Form of Common Stock Warrant
                  [See Schedule Item 1] shares of Common Stock
                                                           [See Schedule Item 2]

No. [See Schedule Item 3]

         SPECTRX, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that [See Schedule Item 4], or its registered assigns, (the "Holder") is entitled to purchase from the Company, at any time or from time to time prior to 5:00 p.m., Eastern Daylight Savings time, on [See
Schedule Item 5] (the "Expiration Date"), [See Schedule Item 1] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, as constituted on the date hereof (the "Common Stock"), of the Company at a purchase price of $9.8874 per share (the "Warrant Price"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

         1.       EXERCISE OF WARRANT.

                  1.1 MANNER OF EXERCISE. This Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any Business Day prior to the Expiration Date by surrender of this Warrant to the Company at the principal executive office of the Company, accompanied by (i) a subscription in the form of Schedule 1 hereto duly executed by such holder and (ii) by payment in cash or by certified or official bank check payable to the order of the Company or by wire transfer in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated in such subscription by (b) the Warrant Price.

                  1.2 WHEN EXERCISE EFFECTIVE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1. At such time, the Person or Persons in whose name or names any certificate or certificates for shares of Common

Stock shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the stockholder(s) of record thereof.

                  1.3 DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter, the Company at its expense (including the payment by it of any applicable issuance taxes) will cause to be issued to and delivered or registered in the name of the holder hereof or, subject to Section 5, as such holder (upon payment by such holder of any applicable transfer taxes) may direct, the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise. If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as certificates issued pursuant the exercise hereof do not bear a legend and the holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the holder by crediting the account of the holder with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the holder physical certificates representing the Warrant Shares so purchased. Further, the holder may instruct the Company to deliver to the holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be reasonably requested by the holder hereof, shall be registered in the name of such holder and, following the date on which the Warrant Shares have been registered for resale under the Securities Act pursuant to that certain Registration Rights Agreement (the "Registration Rights Agreement") dated [See Schedule Item 2], by and between the Company and the other signatories thereto or otherwise may be sold by the holder pursuant to Rule 144 promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend. If this Warrant shall have been exercised only in part, then the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for issuance of the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares so designated by such holder upon such exercise as provided in Section 1.1.

                  1.4      REPRESENTATIONS OF THE COMPANY.

         The Company represents, warrants and acknowledges to the Holder that:

                           1.4.1 it is a corporation duly formed and validly existing in the State of Delaware;

                           1.4.2 the Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, the number of shares of Common Stock (or Other

         Securities) from time to time issuable upon the exercise of all Warrants at the time outstanding. All such securities shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

                           1.4.3 this Warrant has been duly authorized and approved by all requisite action of the Company, and constitutes a valid and binding agreement of the Company; and

                           1.4.4 when issued in accordance with the terms of this Warrant, the shares of Common Stock covered by this Warrant will be duly authorized and validly issued, fully paid and nonassessable.

         2.       ANTI-DILUTION PROVISIONS.

                  2.1      STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATION.

                           2.1.1 TRIGGERING EVENTS. If at any time the Company shall: (i) declare a dividend or otherwise make a distribution to the holders of its Common Stock in the form of additional shares of Common Stock into a larger number of shares of Common Stock, or (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the adjustments set forth in Sections
         2.1.2 and 2.1.3 of this Section 2.1 shall be made to the number of shares of Common Stock for which this Warrant is exercisable and to the Warrant Price, respectively.

                           2.1.2 ADJUSTMENT TO NUMBER OF SHARES OF COMMON STOCK FOR WHICH WARRANT IS EXERCISABLE. The number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal:
         (i) the number of shares of Common Stock for which this Warrant is exercisable immediately before the occurrence of any such event, (ii) multiplied by a fraction, (A) the numerator of which is the total number of shares of Common Stock outstanding immediately after the occurrence of such event, and (B) the denominator of which is the total number of shares of Common Stock outstanding immediately before the occurrence of such event.

                           2.1.3 ADJUSTMENT TO WARRANT PRICE. The Warrant Price shall be adjusted to equal: (i) the Warrant Price immediately prior to the occurrence of any such event, (ii) multiplied by a fraction, the numerator of which is the number of shares of Common Stock for which this Warrant is exercisable immediately before such event, and the denominator of which is the number of shares of Common Stock for which this Warrant is exercisable immediately after the adjustment.

                           2.1.4    EFFECTIVE DATE. Any adjustment under this
         Section 2.1 shall become effective at the close of business on the date the subdivision or combination becomes effective. Such adjustment shall be made successively whenever such an event occurs.

                  2.2 RECLASSIFICATION, EXCHANGE, AND SUBSTITUTION. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock or other securities of the Company, including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder shall, on its exercise, be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which the Holder would have owned or been entitled to receive had such Warrant been exercised in full immediately prior to the happening of such reclassification, exchange or substitution for the same aggregate consideration. If the Company shall at any time change its Common Stock into the same or a different number of shares of any other class or classes of stock or other securities of the Company as set forth in this Section 2.2, the Warrant Price then in effect immediately before that reclassification, exchange or substitution shall be adjusted by multiplying the Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock purchasable immediately thereafter. An adjustment made pursuant to this Section 2.2 shall become effective immediately after the effective date of such event. Such adjustment shall be made successively whenever such an event occurs.

                  2.3 REORGANIZATION, MERGERS, CONSOLIDATIONS, OR SALES OF ASSETS. In the event of a reorganization, merger or consolidation of the Company with or into another entity, or the sale of substantially all of the Company's properties and assets as, or substantially as, an entity to any other entity, then, as part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, at any time prior to the Expiration Date and upon payment of the Warrant Price then in effect, the number of shares of Common Stock or Other Securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which the Holder would have been entitled in such reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of shares of Common Stock purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any Common Stock or Warrants or other property deliverable after that event upon exercise of this Warrant. The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the Holder at the address of the Holder shown on the Company's books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Warrant Price then in effect after the adjustment and the increased or decreased number of shares of Common Stock purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant.

                  2.4      DEFERRAL OF ADJUSTMENTS.

                           2.4.1 Notwithstanding any adjustments to the Warrant Price required under this Section 2, no adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Warrant Price in effect at the time such adjustment is otherwise so required to be made; provided, however, that any adjustments which by reason of this Section 2.4.1 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest .001 of a cent.

                  2.5      FORM OF WARRANT AFTER ADJUSTMENTS.


                           2.5.1 The form of this Warrant need not be changed because of any adjustments in the Warrant Price or number or kind of the shares of Common Stock purchasable pursuant to this Warrant, and Warrants theretofore or hereunder issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued; provided, however, that the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof. Any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate may be in the form so changed.

         3.       RESTRICTIONS ON TRANSFER.

                  3.1 RESTRICTIVE LEGENDS. Except as otherwise permitted by this Section 3, each Warrant originally issued, each Warrant issued upon direct or indirect transfer, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form, if applicable:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM."

                  3.2 NOTICE OF PROPOSED TRANSFER: OPINIONS OF COUNSEL. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under such Act), the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this
Section 3.2. Each such notice shall (a) describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinion referred to below, and (b) designate counsel for the holder giving such notice, which counsel shall be reasonably satisfactory to the Company. The holder giving such notice will submit a copy thereof to the counsel designated in such notice. The following provisions shall then apply:

                           3.2.1 if in the written opinion of such counsel for the holder, obtained at the holder's sole cost and expense and a copy of which shall be delivered to the Company and shall be reasonably satisfactory in form, scope and substance to the Company, the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws, such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each Restricted Security or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in Section 3.1 unless, in the opinion of such counsel, such legend is no longer required to insure compliance with the Securities Act and applicable state securities laws; and

                           3.2.2 if the opinion of such counsel rendered pursuant to the foregoing subdivision 3.2.1 is not to the effect that the proposed transfer may legally be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws (such opinion to state the basis of the legal conclusions reached therein), such holder shall not be entitled to transfer such Restricted Securities (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under the Securities Act) until receipt by the Company of a further notice and a further opinion of counsel for such holder to the effect stated in subdivision 3.2.1 above or until registration of such Restricted Securities under the Securities Act and applicable state securities laws has become effective.

                  3.3 TERMINATION OF RESTRICTIONS. The restrictions imposed by this Section 3 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities upon registration of the Restricted Securities under the Securities Act or when, in the opinion of counsel for the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act. Whenever such restrictions shall terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in Section 3.1.

         4.       OWNERSHIP TRANSFER AND SUBSTITUTION OF WARRANTS.

                  4.1 OWNERSHIP OF WARRANTS. The Company, may treat the Person in whose name any Warrant is registered on the register kept at the principal executive office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 3, a Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

         5. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which U.S. Federal Reserve member banks are not open for business in Atlanta, Georgia.

                  "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  "Common Stock" shall mean, the Common Stock (or other equity interest, however denominated) of the Company and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

                  "Company" shall have the meaning specified in the opening paragraph of this Warrant, including any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 2.6.

                  "Confidential Information" shall mean information that is not generally known to the public or that would constitute a trade secret under the laws governing this Warrant, and is owned, developed or acquired by a party to this Warrant including all software, programming, systems and use documentation, technical information, technology, codes, information, designs, ideas, inventions, data, data formats and files, and all copies and tangible embodiments thereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Holder" shall have the meaning specified in the opening paragraph of this Warrant.

                  "Market Price" shall mean, per share of Common Stock which the Holder shall be entitled to receive upon exercise thereof, on any date specified herein, (a) the last sale price on such date of such Common Stock or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of such Common Stock on such date, or (c) if there shall have been no trading on such date or if such Common Stock is not so designated, the average of the reported closing bid and asked prices of such Common Stock on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange selected by the Company, or (d) if neither (a), (b) nor (c) is applicable, a price per share thereof equal to the fair value thereof determined in good faith by a resolution of the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

                  "Original Issue Date" shall have the date this Warrant was first issued.

                  "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 2 or otherwise.

                  "Person" shall mean a corporation, an association, a partnership, an organization or business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Restricted Securities" shall mean (a) any Warrants bearing the applicable legend set forth in Section 3.1, (b) any shares of Common Stock (or Other Securities) issued upon the exercise of Warrants which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section and (c) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

                  "Securities Act" shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Warrants" shall have the meaning specified in the opening paragraphs of this Warrant.

                  "Warrant Price" shall have the meaning specified in the opening paragraph of this Warrant.

         6. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

         7. NOTICES. All notices and other communications provided for herein shall be delivered or mailed by first class mail, postage prepaid, addressed to:

                  if to the Holder:

                  [See Schedule Item 6]
                  if to the Company:

                  Thomas H. Muller, Jr.
                  SpectRx, Inc.
                  6025A Unity Drive
                  Norcross, Georgia 30071

         The address provided in this Section 7 may be modified by the Company by providing the Holder notice in writing; provided, however, that the exercise of any Warrant shall be effective in the manner provided in
         Section 1.

         8. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any provision of this Warrant which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Company waives any provision of law which shall render any provision hereof prohibited or unenforceable in any respect. This Warrant shall be governed by the substantive laws of the State of Delaware without reference to the choice of law rules thereof. The headings of this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.

         9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

         10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

         11. EXPIRATION. Subject to the provisions in Section 1.1 hereof, the right to exercise this Warrant shall expire at 5:00 p.m., Eastern Daylight Savings time, on [See Schedule Item 5].



                                      SPECTRX, INC.



                                      By:  /s/ Thomas H. Muller, Jr.
                                         ---------------------------------------
                                         Name: Thomas H. Muller, Jr.
                                               ---------------------------------
                                         Title: Executive Vice President, Chief
                                                Financial Officer and Secretary
                                                --------------------------------

                                                                      SCHEDULE 1

                                SUBSCRIPTION FORM

To:      SPECTRX, INC.


         The undersigned irrevocably elects to purchase _________ shares of Common Stock of the Company by exercising the Warrant to which this form is attached and tenders payment of the full Warrant Price with respect to such shares of Common Stock. The undersigned requests that the certificates representing the shares of Common Stock of the Company as to which the Warrant is being exercised be registered as follows:

Name:
     ---------------------------------------------------------------------------
Social Security or Employer Identification Number:
                                                  ------------------------------
Address:
        ------------------------------------------------------------------------
Deliver to:
           ---------------------------------------------------------------------
Address:
         -----------------------------------------------------------------------

         [ ] The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Subscription Form to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer"), provided that such transfer agent participates in the DTC Fast Automated Securities Transfer program and the Common Stock issuable pursuant to this Subscription Form may be issued without a restrictive legend if permitted under the applicable securities laws.

         [ ] In lieu of receiving the shares of Common Stock issuable pursuant to this Subscription Form by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

         The undersigned represents and warrants that it is an accredited investor within the meaning of Regulation D promulgated under the Securities Act and is purchasing the Warrant Shares for his own account for investment, and not with a view to, or for resale in connection with the distribution thereof, and has no present intention of distributing or reselling any Warrant Shares, and in making the foregoing representations, the undersigned is aware that he must bear, and is able to bear, the economic risk of such investment for an indefinite period of time. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of this Warrant except under circumstances that will not result in a violation of the Securities Act of 1933, as amended.

         If the number of shares of Common Stock of the Company as to which the Warrant is being exercised are fewer than all the shares of Common Stock of the Company to which the Warrant relates, please issue a new Warrant for the balance of such shares of Common Stock registered in the name of the undersigned and deliver it to the undersigned at the following address:

Address:
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------



Date:                               Signature
     ----------------------                  -----------------------------------
                                    (Signature must conform with the name of the Holder as specified on the face of the Warrant)

                                Warrant Schedule

                                  SPECTRX, INC.
                          Form of Common Stock Warrant

The following is a schedule of omitted information in the attached form of warrant for each of the warrants being filed pursuant to Item 601(a), Instruction 2 of Regulation S-K. The items below correspond to the omitted portions of the warrants in brackets.

A. Common Stock Warrant for SAFECO Common Stock Trust -SAFECO Growth Opportunities Fund.

Item 1 - Number of Shares:          172,200

Item 2 - Date:                      June 4, 2001

Item 3 - Warrant Number:            1

Item 4 - Warrant Holder:            Coralbasin & Co.

Item 5 - Expiration Date:           June 4, 2006

Item 6 - Holder Address:            SAFECO Common Stock Trust -SAFECO Growth
                                    Opportunities Fund
                                    c/o SAFECO Corporation
                                    Corporate Legal Department
                                    SAFECO Plaza, T-18
                                    Seattle, WA 98185

B. Common Stock Warrant for SAFECO Resource Series Trust - SAFECO RST Growth Opportunities Fund.

Item 1 - Number of Shares:          92,800

Item 2 - Date:                      June 4, 2001

Item 3 - Warrant Number:            2

Item 4 - Warrant Holder:            Coralrock & Co.

Item 5 - Expiration Date:           June 4, 2006

Item 6 - Holder Address:            SAFECO Resource Series Trust - SAFECO RST
                                    Growth Opportunities Fund
                                    c/o SAFECO Corporation
                                    Corporate Legal Department
                                    SAFECO Plaza, T-18
                                    Seattle, WA 98185

C.       Common Stock Warrant for SAFECO Diversified Common Stock Portfolio.

Item 1 - Number of Shares:          35,000

Item 2 - Date:                      June 4, 2001

Item 3 - Warrant Number:            3

Item 4 - Warrant Holder:            Mac & Co.

Item 5 - Expiration Date:           June 4, 2006

Item 6 - Holder Address:            SAFECO Diversified Common Stock Portfolio
                                    c/o SAFECO Corporation
                                    Corporate Legal Department
                                    SAFECO Plaza, T-18
                                    Seattle, WA 98185

D.       Common Stock Warrant for Special Situations Fund III, L.P.

Item 1 - Number of Shares:          47,476

Item 2 - Date:                      June 13, 2001

Item 3 - Warrant Number:            4

Item 4 - Warrant Holder:            Special Situations Fund III, L.P.

Item 5 - Expiration Date:           June 13, 2006

Item 6 - Holder Address:            Special Situations Fund III, L.P.
                                    c/o Special Situations Fund
                                    153 53rd Street
                                    New York, New York  10022

E.       Common Stock Warrant for Special Situations Private Equity Fund, L.P.

Item 1 - Number of Shares:          31,651

Item 2 - Date:                      June 13, 2001

Item 3 - Warrant Number:            5

Item 4 - Warrant Holder:            Special Situations Private Equity Fund, L.P.

Item 5 - Expiration Date:           June 13, 2006

Item 6 - Holder Address:            Special Situations Private Equity Fund, L.P.
                                    c/o Special Situations Fund
                                    153 53rd Street
                                    New York, New York  10022


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